EXHIBIT 99.1

Apple REIT Six

Growing Value

Second Quarter

June 30, 2005

Captions: Marriott Redmond, WA; Courtyard Myrtle Beach, SC; Hilton Garden Inn Anchorage, AK

Corporate Profile

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels and other income-producing real estate. Our hotels operate under the Courtyard® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites® by Hilton, Hilton Garden Inn®, Hampton Inn® and Hampton Inn and Suites® brands. Our focus is to acquire high-quality real estate that generates attractive returns for our shareholders. As of August 1, 2005, our portfolio consisted of 34 hotels, containing a total of 3,944 guestrooms in 12 states.

Corporate Headquarters

814 East Main Street

Richmond, VA 23219

804-344-8121 · 804-344-8129 FAX

Investor Information

For additional information about the company, please contact Kelly Clarke, Director of Corporate Communications, at 804-727-6321 or at KClarke@applereit.com

The trademarks contained herein are registered trademarks. Courtyard® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Fairfield Inn® by Marriott® and Marriott® are registered trademarks of Marriott International, Inc.

Homewood Suites® by Hilton, Hilton Garden Inn®, Hampton Inn® and Hampton Inn and Suites® are registered trademarks of Hilton Hospitality, Inc.

Captions: Hilton Garden Inn Tallahassee, FL; Courtyard Orlando, FL; Marriott Boulder, CO

Dear Shareholders:

Apple REIT Six, Inc. experienced record growth during the second quarter of 2005. In three months time, thanks to David Lerner Associates, Inc., we raised a total of $133 million, bringing our total gross proceeds raised to an impressive $629 million. We are fast approaching our goal of raising $1 billion.

I am especially delighted to share with you the incredible pace at which our acquisitions department has been operating. Our property portfolio doubled in size during the second quarter and by June 30th, consisted of 30 properties, with 3,555 rooms, diversified among 11 states.

As with all of our properties, we target new acquisitions that are ideally located within markets that are experiencing strong growth and have exhibited long term stability. In April, we closed on the 84-room Hampton Inn® in Foothill Ranch, CA. During the month of May, we added four properties to our portfolio, including: a Residence Inn® by Marriott® in Ft. Worth, TX; a full-service Marriott® in the heart of downtown Boulder, CO; a Homewood Suites® by Hilton north of downtown Ft. Worth, TX; and a Homewood Suites less than two miles from the Nashville, TN airport.

The month of June brought continued expansion to Apple REIT Six, adding an additional ten properties to the portfolio and one new Marriott brand, TownePlace Suites®. Our June acquisitions include: a TownePlace Suites® by Marriott® in Las Colinas, TX, Arlington, TX and Tempe, AZ; a Springhill Suites® by Marriott® in Arlington, TX and Tempe, AZ; a Courtyard® by Marriott® in Albany, GA; a Residence Inn in Lakeland, FL, Huntsville, AL and Columbus, GA; and a Hampton Inn and Suites® by Hilton in Dothan, AL. Since the end of the second quarter, we have closed on an additional four properties, a Homewood Suites in Wallingford, CT, a Hilton Garden Inn® in McAllen, TX a Hampton Inn and Suites in Pensacola, FL and a Residence Inn in Rocky Hill, CT.

The properties within our portfolio during the second quarter of 2005 continued to do well, reporting revenue per available room (RevPAR) of $81, average daily rate (ADR) of $107 and an average occupancy level of 76 percent. Funds from operations (FFO) totaled $7.8 million. The company paid shareholders a dividend of $.22 per share, representing an eight percent annual return on an $11 share price.

Thank you for investing with us and being a part of our team during these exciting, initial stages of growth. We plan to continue growing value throughout the year with additional acquisitions and strong operations. I look forward to sharing that news with you in future reports.

Sincerely,

/s/ Glade M. Knight
Glade M. Knight Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the extended-stay hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth. In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

STATEMENTS OF OPERATIONS (Unaudited) (In thousands except statistical data)

	For the three months ended June 30, 2005	For the six months ended June 30, 2005
Revenues
Room revenue	$17,452	$27,674
Other revenue	2,139	3,824
Total revenues	$19,591	$31,498

Expenses
Direct operating expense	$5,159	$8,479
Other hotel operating expenses	6,590	10,728
General and administrative	833	1,356
Depreciation of real estate owned	2,046	3,345
Interest income, net	(832)	(1,316)
Total expenses	$13,796	$22,592

Net Income	$5,795	$8,906
Net Income per share	$0.12	$0.20

Funds from Operations (a)
Net Income	$5,795	$8,906
Depreciation of real estate owned	2,046	3,345
Funds from operations	$7,841	$12,251
FFO per share	$0.16	$0.28

Weighted-average Shares Outstanding	50,206	44,521

Operating Statistics
Occupancy	76%	73%
Average Daily Rate	$107	$106
RevPAR	$81	$77
Number of hotels		30

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	June 30, 2005	Dec. 31, 2004
Assets
Investment in hotels – net	$379,348	$184,084
Cash and cash equivalents	167,292	142,790
Other assets	16,888	5,385
Total assets	$563,528	$332,259

Liabilities and Shareholders’ Equity
Notes payable – secured	$16,450	$6,557
Other liabilities	1,322	603
Total liabilities	17,772	7,160
Total shareholders’ equity	545,756	325,099
Total liabilities and shareholders’ equity	$563,528	$332,259

Note: The company was formed on January 20, 2004 and commenced operations on May 28, 2004.

(a)	Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2005 and the results of operations for the interim period ended June 30, 2005. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2004 Annual Report.

APPLE REIT SIX

Portfolio of Hotels

State / City	Property	Units
ALABAMA
Dothan	Hampton Inn & Suites	85
Huntsville	Residence Inn	78

ALASKA
Anchorage	Hampton Inn	101
Anchorage	Hilton Garden Inn	125
Anchorage	Homewood Suites	122

ARIZONA
Phoenix	Hampton Inn	99
Tempe	SpringHill Suites	121
Tempe	TownePlace Suites	119

CALIFORNIA
Arcadia	Hilton Garden Inn	124
Arcadia	SpringHill Suites	86
Bakersfield	Hilton Garden Inn	120
Foothill Ranch	Hampton Inn	84
Lake Forest	Hilton Garden Inn	103

COLORADO
Boulder	Marriott	157
Glendale (Denver)	Hampton Inn & Suites	133
Lakewood (Denver)	Hampton Inn	170

CONNECTICUT
Wallingford	Homewood Suites	104
Rocky Hill	Residence Inn	96

FLORIDA
Lakeland	Residence Inn	78
Lake Mary (Orlando)	Courtyard	86
Pensacola	Hampton Inn & Suites	85
Tallahassee	Hilton Garden Inn	99

GEORGIA
Albany	Courtyard	84
Columbus	Residence Inn	78

SOUTH CAROLINA
Myrtle Beach	Courtyard	135

TENNESSEE
Nashville	Homewood Suites	121

TEXAS
Arlington	SpringHill Suites	122
Arlington	TownePlace Suites	95
Fort Worth	Homewood Suites	137
Fort Worth	Residence Inn	150
Fort Worth	SpringHill Suites	145
Las Colinas	TownePlace Suites	136
McAllen	Hilton Garden Inn	104

WASHINGTON
Redmond (Seattle)	Marriott	262